Exhibit 99.3

MUTUAL SUPPORT AGREEMENT

This MUTUAL SUPPORT AGREEMENT (this “Agreement”), executed as of the date opposite each signature below but in all events to be effective as of the Effective Date (as defined below), is entered into by and between Newcastle Partners, L.P. (“Newcastle”) and REV Alpha Holdings LLC (the “Purchaser”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser is acquiring, and agreeing to acquire, in a series of related transactions, shares of common stock, par value $0.01, of Wilhelmina International, Inc., a Delaware corporation (the “Company”), from Lorex Investments AG (“Lorex”), pursuant to that certain Purchase Agreement, dated as of March 31, 2021 (the “Purchase Agreement”), by and among Lorex and the Purchaser;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, that certain Mutual Support Agreement, dated as of August 26, 2008, as amended by the First Amendment to the Mutual Support Agreement dated October 18, 2010 by and among Newcastle, Mr. Horst-Dieter Esch, Lorex, Mr. Brad Krassner and the Krassner Family Investments, L.P. has been terminated and Mr. Horst-Dieter Esch has resigned from the board of directors of the Company (the “Board”); and

WHEREAS, as a condition to the initial closing of the transactions contemplated by the Purchase Agreement, the Purchaser has required that certain matters be agreed and set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, and effective upon the consummation by Purchaser of the initial purchase of shares of Common Stock of the Company pursuant to the Purchase Agreement (the “Effective Date”), the parties hereto agree as follows:

I.	Board Nominations.

A.

Newcastle and the Purchaser agree to use their commercially reasonable efforts to cause their designees on the Board of Directors of the Company (the “Board”) to vote to nominate and recommend the election of the following persons to be members of the Board at each meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting, relating to the nomination of directors:

1.	Newcastle Designees. Newcastle shall have the right to designate in writing up to three individuals to serve on the Board (each a “Newcastle Designee” and collectively the “Newcastle Designees); and

2.

Purchaser Designees. The Purchaser shall have the right to designate up to two individuals to serve on the Board (each a “Purchaser Designee” and collectively the “Purchaser Designees) at the following times and on the following conditions:

(a)

On the later of the initial closing of the transactions contemplated by the Purchase Agreement or April 1, 2021 and until March 31, 2022, the Purchaser shall have the right to designate two Purchaser Designees;

(b)

As of March 31, 2022, and at any date thereafter, the Purchaser shall have the right to designate (i) two Purchaser Designees if the Purchaser beneficially owns (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) at least 15% of the total issued and outstanding common stock of the Company, (ii) one Purchaser Designee if the Purchaser beneficially owns less than 15%, but at least 5%, of the total issued and outstanding common stock of the Company, and (iii) no Purchaser Designees if the Purchaser beneficially owns less than 5% of the total issued and outstanding common stock of the Company.

B.

In the event that the Board names one or more persons to the Board without stockholder approval, Newcastle and the Purchaser agree to use their commercially reasonable efforts to cause their designees on the Board to elect and vote for directors such that the composition of the Board includes the Newcastle Designees and Purchaser Designee(s) as provided in Section I-A. In the event of a vacancy on Board caused by the death, incapacity, resignation or removal of a Newcastle Designee or a Purchaser Designee which the Board will fill, Newcastle and the Purchaser agree to use their commercially reasonable efforts to cause their designees on the Board to vote to appoint a director designated by the relevant party who would be entitled to select the nominee pursuant to Section I-A.

C.

Each party designating a nominee to the Board pursuant to Section I-A shall provide written notice to the Company of its designation at least ten days prior to the date the Board is scheduled to make such nominations.

D.

For so long as this Agreement remains in effect, the parties hereto agree that they will vote to, and that they will use their commercially reasonable efforts to cause their designees on the Board to vote to, increase (if necessary) and then maintain the size of the Board at seven persons, unless all of the Newcastle Designees and the Purchaser Designees agree that the Board of Directors should be expanded in excess of seven persons.

II.	Voting of Purchaser Shares Consistent with Section I.

A.

At any vote of the stockholders of the Company (whether at any meeting, or at any adjournment or adjournments thereof, or pursuant to any action by written consent in lieu of a meeting) pursuant to which Company directors are to be elected, the Purchaser shall, and shall cause each of its affiliates and related parties that may own, or have the right to vote, any shares of capital stock of the Company to, vote (or cause to be voted) all shares of capital stock of the Company beneficially owned by Purchaser (“Purchaser Shares”) in favor of the required number of Newcastle Designees and Purchaser Designees pursuant to Section I-A, or, if the entire Board is not then up for election, in favor of the applicable individual(s) such that the composition of the Board would include the required number of Newcastle Designees and Purchaser Designees pursuant to Section I-A.

B.

The Purchaser shall (and shall cause each of its affiliates and related parties that may own, or have the right to vote, any shares of capital stock of the Company to) vote, and shall cause the Purchaser Designees to so vote, in favor of (a) the nomination and/or appointment of individuals to the Board in a manner consistent with the provisions of Section I-A above, and (b) if Newcastle so requests in writing to the Purchaser, the calling of a meeting or other action to effect the removal of any Newcastle Designee(s) requested by Newcastle, in any Board meeting in which any Purchaser Designee has a vote.

C.	Removal; Amendments:

1.

At any vote of the stockholders of the Company (whether at any annual, special or other stockholder meeting, or at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting) pursuant to which a Newcastle Designee is to be removed, the Purchaser agrees to vote (and shall cause each of its affiliates and related parties that may own, or have the right to vote, any shares of capital stock of the Company to vote) all Purchaser Shares in favor of the removal of such individual, if Newcastle votes its Newcastle Shares (as defined below) in favor of such removal.

2.

The Purchaser shall not propose, and shall use its commercially reasonable efforts not to permit (and shall vote all Purchaser Shares against), any amendment to the Company’s Certificate of Incorporation or By-laws or the adoption of any other corporate measure, which frustrates or circumvents the purpose or intent of the foregoing provisions of this Section II, including but not limited to any amendment that conflicts with or otherwise restricts any provisions of this Section II. The Purchaser further agree not to seek to advise, encourage or influence (or form, join or in any way participate in any “group” or act in concert with) any other person with respect to the voting of any Company voting securities in a manner that frustrates or circumvents the purpose or intent of this Section II.

3.

Without limiting the provisions of paragraph (2) above, the Purchaser shall not propose, and shall use its commercially reasonable efforts not to permit (and shall vote all Purchaser Shares against), (a) any amendment to the Company’s Certificate of Incorporation or By-laws or the adoption of any other corporate measure that (i) reduces or fixes the size of the Board below seven directors or increases or fixes the size of the Board of Directors in excess of seven directors (unless the parties otherwise agree pursuant to Section I-D), or (ii) provides that directors shall be elected other than on an annual basis, and (b) the removal of any Newcastle Designee elected or appointed to the Board, unless Newcastle votes in favor of such removal. The Purchaser further agrees not to seek to advise, encourage or influence (or form, join or in any way participate in any “group” or act in concert with) any other Person with respect to the voting of any Company voting securities inconsistent with the foregoing sentence.

D.

Any vote required to be cast or consent required to be executed pursuant to this Section II shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or action by written consent.

III.	Voting of Newcastle Shares Consistent with Section I.

A.

At any vote of the stockholders of the Company (whether at any meeting, or at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting) pursuant to which Company directors are to be elected, Newcastle agrees to (and shall cause each of its affiliates and related parties that may own, or have the right to vote, any shares of capital stock of the Company to) vote (or cause to be voted) all shares of capital stock of the Company beneficially owned by Newcastle (“Newcastle Shares”) in favor of the required number of Newcastle Designees and Purchaser Designees pursuant to Section I-A, or, if the entire Board is not then up for election, in favor of the applicable individual(s) such that the composition of the Board would include the required number of Newcastle Designees and Purchaser Designees pursuant to Section I-A.

B.

Newcastle shall (and shall cause each of its affiliates and related parties that may own, or have the right to vote, any shares of capital stock of the Company to) vote, and shall cause the Newcastle Designees to so vote, in favor of (a) the nomination and/or appointment of individuals to the Board in a manner consistent with the provisions of Section I-A above and (b) if the Purchaser so requests in writing to Newcastle, the calling of a meeting or other action to effect the removal of any Purchaser Designee(s) requested by the Purchaser, in any Board meeting in which any Newcastle Designees has a vote.

C.	Removal; Amendments:

1.

At any vote of the stockholders of the Company (whether at any annual, special or other stockholder meeting, or at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting) pursuant to which any individual that was a Purchaser Designee is to be removed, Newcastle shall (and shall cause each of its affiliates and related parties that may own, or have the right to vote, any shares of capital stock of the Company to), vote (or cause to be voted) vote all Newcastle Shares which such person has the right to so vote in favor of the removal of such individual, if the Purchaser votes in favor of such removal.

2.

Newcastle shall not propose, and shall use its commercially reasonable efforts not to permit (and shall vote all Newcastle Shares against), any amendment to the Company’s Certificate of Incorporation or By-laws or the adoption of any other corporate measure, which frustrates or circumvents the purpose or intent of the foregoing provisions of this Section III, including but not limited to any amendment that conflicts with or otherwise restricts any provisions of this Section III. Newcastle further agree not to seek to advise, encourage or influence (or form, join or in any way participate in any “group” or act in concert with) any other Person with respect to the voting of any Company voting securities in a manner that frustrates or circumvents the purpose or intent of this Section III.

3.

Without limiting the provisions of paragraph (2) above, Newcastle shall not propose, and shall use its commercially reasonable efforts not to permit (and shall vote all Newcastle Shares against), (a) any amendment to the Company’s Certificate of Incorporation or By-laws or the adoption of any other corporate measure that (i) reduces or fixes the size of the Board below seven directors or increases or fixes the size of the Board of Directors in excess of seven directors (unless the parties otherwise agree pursuant to Section I-D), or (ii) provides that directors shall be elected other than on an annual basis, and (b) the removal of a Purchaser Designee elected or appointed to the Board, unless Purchaser votes in favor of such removal. Newcastle further agrees not to seek to advise, encourage or influence (or form, join or in any way participate in any “group” or act in concert with) any other Person with respect to the voting of any Company voting securities inconsistent with the foregoing sentence.

D.

Any vote required to be cast or consent required to be executed pursuant hereto shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent.

IV.	Representations and Warranties of Newcastle. Newcastle represents and warrants to the Purchaser as follows:

A.

Binding Agreement. Newcastle is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas. Newcastle has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Newcastle and the consummation by Newcastle of the transactions contemplated hereby have been duly and validly authorized by all necessary action of Newcastle, and no other action or proceedings are necessary to authorize the execution, delivery and performance of this Agreement by Newcastle and the consummation by Newcastle of the transactions contemplated hereby. Newcastle has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Newcastle, enforceable against Newcastle in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles.

B.

No Conflict. Neither the execution and delivery of this Agreement by Newcastle, the consummation by Newcastle of the transactions contemplated hereby, the performance by Newcastle of its obligations hereunder nor the compliance by Newcastle with any provisions hereof, will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under (A) its limited partnership agreement or other organizational documents, or (B) any material contract, agreement, instrument, commitment, arrangement or understanding to which Newcastle is a party, or result in the creation of any lien or encumbrance with respect to the Newcastle Shares, (ii) violate or conflict with any law, rule, regulation, writ, judgment, injunction or decree applicable to Newcastle or the Newcastle Shares, or (iii) require any consent, authorization or approval with respect to Newcastle of any person, including any governmental authority, except in the case of clause (i)(B), (ii) or (iii) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Newcastle to perform its obligations hereunder.

V.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Newcastle as follows:

A.

Binding Agreement. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is a direct wholly-owned subsidiary of Modell’s Sporting Goods Online Inc. The Purchaser has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Purchaser, and no other action or proceedings are necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby. The Purchaser has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles.

B.

No Conflict. Neither the execution and delivery of this Agreement by the Purchaser, the consummation by the Purchaser of the transactions contemplated hereby, the performance by the Purchaser of its obligations hereunder nor the compliance by the Purchaser with any provisions hereof, will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under (A) its limited liability company agreement or other organizational documents or (B) any material contract, agreement, instrument, commitment, arrangement or understanding to which the Purchaser is a party, or result in the creation of any lien or encumbrance with respect to the Purchaser’s Shares, (ii) violate or conflict with any law, rule, regulation, writ, judgment, injunction or decree applicable to the Purchaser or the Purchaser’s Shares, or (iii) require any consent, authorization or approval with respect to the Purchaser of any person, including any governmental authority, except in the case of clause (i)(B), (ii) or (iii) for violations, breaches or defaults that would not in the aggregate materially impair the ability of the Purchaser to perform its or his obligations hereunder.

VII.	Other Restrictions.

A.	Newcastle Restrictions. At any time this Agreement remains in effect, Newcastle agrees not to:

1.

grant any proxies or power of attorney or enter into a voting agreement or other arrangement relating to the matters covered by Section III with respect to any Newcastle Shares other than this Agreement; or

2.

knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of Newcastle’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing.

B.	Purchaser Restrictions. At any time this Agreement remains in effect, the Purchaser agrees not to:

1.

grant any proxies or power of attorney or enter into a voting agreement or other arrangement relating to the matters covered by Section II hereof, with respect to any Purchaser Shares other than this Agreement; or

2.

knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of the Purchaser’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing.

C.

Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any parties’ shares of the Company or (ii) any party hereto shall become the beneficial owner or record owner of any additional shares of capital stock of the Company, or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Sections I through III, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by the applicable party immediately following the effectiveness of the events described in clause (i), or such party becoming the beneficial or record owner thereof, as described in clause (ii), as the case may be. Newcastle and the Purchaser hereby agree to promptly notify the other of any new Company shares acquired by such party after the date hereof.

VII.	Public Announcements.

The parties shall not issue, or cause the publication of, any press release or other public announcement with respect to the terms of this Agreement without the prior approval of the other parties hereto, except to the extent required by law or by any listing agreement with, or the policies of, a national securities exchange and, in any such event, after reasonable prior notice to the other party hereto.

VIII.	Specific Enforcement.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys’ fees and court costs, in addition to any other recoveries allowed by law.

IX.	Termination.

A.

This Agreement shall terminate (the “Termination Date”) on the earlier to occur of (i) either the Purchaser Shares or the Newcastle Shares shall represent less than 5% of the total issued and outstanding common stock of the Company, or (ii) upon the written agreement of the Purchaser and Newcastle to terminate this Agreement.

B.

Notwithstanding the foregoing, no termination of this Agreement (or obligations hereunder) in accordance with this Section IX shall relieve any party from liability for any intentional or material breach of its obligations hereunder committed prior to such termination.

X.	Notices.

All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given if addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addressor) and if either (a) actually delivered in fully legible form, to such address, (b) in the case of any nationally recognized express mail service, one (1) day shall have elapsed after the same shall have been deposited with such service, or (c) if by email or fax, on the day on which such email or fax was sent, provided that a copy is sent the same day by overnight courier or express mail service.

(a) if to Newcastle, at

200 Crescent Court

Suite 1400

Dallas, Texas 75201

Email: mark@newcastle-group.com

Facsimile: 214-661-7475

Attention: Mark E. Schwarz

with a copy (which shall not constitute notice) to:

McGuire, Craddock & Strother, P.C.

500 N. Akard Street

Suite 2200

Dallas, Texas 75201

Email: sdavidson@mcslaw.com

Facsimile: 214-954-6868

Attention: Steven D. Davidson

(b) if to the Purchaser, at:

REV Alpha Holdings LLC.

c/o Retail Ecommerce Ventures

1680 Michigan Ave. Suite 700

Miami Beach, FL 33139

Email:

Attention: Maya Burkenroad

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Email: DCogen@fenwick.com; DMichaels@fenwick.com

Facsimile: (650) 988-8500

Attention: Douglas N. Cogen; David K. Michaels

XI	Transfers.

For the avoidance of doubt, nothing in this Agreement will prevent any party from transferring shares of capital stock of the Company.

XII.	Entire Agreement.

This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

XIII.	Amendments.

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

XIV.	Successors and Assigns.

This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Newcastle or the Purchaser may assign its rights under this Agreement to any controlling, controlled by or under common control with such party. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

XV.	Counterparts.

This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

XVI. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

XVII.	Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

XVIII.	Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

XIX.	Further Assurances.

Each party shall, upon request of the other parties hereto, execute and deliver any additional documents and take such actions as may reasonably be necessary to carry out the provisions hereof.

XX.	Time of the Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

XXI.	Remedies Cumulative.

All rights and remedies under this Agreement are cumulative, not exclusive, and shall be in addition to all rights and remedies available to any party at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned on the day and year first written above.

NEWCASTLE PARTNERS, L.P.
Date:3/31/2021	By:	/s/ Mark Schwarz

		Name:	Mark Schwarz
		Title:	CEO / General Partner

REV ALPHA HOLDINGS LLC.
Date:3/31/2021	By:	/s/ Alex Mehr

		Name:	Alex Mehr
		Title:	CEO